Exhibit 11.1: Computation of Per Share Earnings

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

                                                                                 Quarter ended                Nine months ended
(dollar amounts in thousands except                                              September 30,                  September 30,
            per share)                                                     -------------------------    ----------------------------

                                                                            1996             1995           1996             1995
                                                                            ----             ----           ----             ----
Net income - primary and fully diluted                                     $1,283           $1,161         $3,757           $3,404
                                                                           ------           ------         ------           ------

Weighted Average Common Stock
       and Common Equivalent Stock

Weighted average common stock outstanding                                   2,691            2,701          2,704            2,696

Assumed conversion (as of the beginning of
       each period or upon issuance during a
       period) of stock options outstanding at
       the end of each period                                                 170               78            147               80
                                                                           ------           ------         ------           ------

Weighted average common stock outstanding -
       primary                                                              2,861            2,779          2,851            2,776
                                                                           ------           ------         ------           ------

Weighted average common stock outstanding                                   2,691            2,701          2,704            2,696

Assumed conversion (as of the beginning of
       each period or upon issuance during a
       period) of stock options outstanding at
       the end of each period                                                 174               94            162               91
                                                                           ------           ------         ------           ------

Weighted average common stock outstanding -
       fully diluted                                                        2,865            2,795          2,866            2,787
                                                                           ------           ------         ------           ------

Earnings per Weighted Average Common Share                                 $0.477           $0.430         $1.389           $1.263
                                                                           ------           ------         ------           ------

Earnings per Common and Common Equivalent Share

       Primary                                                             $0.448           $0.418         $1.318           $1.226
                                                                           ------           ------         ------           ------

       Fully Diluted                                                       $0.448           $0.415         $1.311           $1.221
                                                                           ------           ------         ------           ------

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Average shares outstanding and per share data have been restated to reflect a
6-for-5 split effected in the form of a stock dividend paid on June 19, 1996